Exhibit 15 (1)										8







REPORT OF INDEPENDENT ACCOUNTANTS







To the Audit Committee of

The Board of Directors of Dynatech Corporation:



We have made a review of the unaudited condensed balance sheet of Dynatech Corporation as of December 31, 1993, and the related consolidated statements of income and cash flows for the three month and nine month periods ended December 31, 1993 and 1992 in accordance with standards established by the American Institute of Certified Public Accountants.



A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.















								COOPERS & LYBRAND

Boston, Massachusetts

January 24, 1994

Exhibit 15 (2)										9













January 28, 1994









Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549



RE:  Dynatech Corporation



We are aware that our report dated January 24, 1994 on our review of interim financial information of Dynatech Corporation for the interim periods ended December 31, 1993 and 1992 included in the Corporation's quarterly report on Form 10-Q for the quarter ended December 31, 1993 is incorporated by reference in various registration statements on Form S-3 (File No. 2-78465, 2-81026, 2-82260, 2-78465, 2-81026, 2-82260, 2-85387,
2-86467, 2-92391, 2-94757, 33-365, 33-2387, and 33-5544,
33-7169, 33-24058 and 33-30610) and on Form S-8 (File No.
2-87779, 33-10465, 33-17243 and 33-42427).  Pursuant to Rule
436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.













									Coopers & Lybrand